UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 27, 2008
Constant Contact, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001- 33707	04-3285398

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Reservoir Place 1601 Trapelo Road, Suite 329 Waltham, Massachusetts	02451

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 472-8100

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On March 27, 2008, Constant Contact, Inc. (the “Registrant”) announced that it filed a registration statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission for a proposed offering of 4,390,800 shares of common stock, of which 106,461 shares are expected to be offered by the Registrant and 4,284,339 shares are expected to be offered by selling stockholders of the Registrant. In addition, the Registrant and some of the selling stockholders expect to grant the underwriters an option to purchase up to an additional 658,620 shares to cover over-allotments, if any.
     The Registrant intends to use net proceeds from this proposed offering to pay the expenses incurred in connection with this offering and the remaining proceeds will be used for general corporate purposes. The Registrant will not receive any proceeds from the sale of the shares of common stock expected to be offered by the selling stockholders.
     Among the selling stockholders are: Gail F. Goodman, the Registrant’s Chairman, President and Chief Executive Officer; Eric S. Groves, the Registrant’s Senior Vice President, Worldwide Strategy and Market Development; Thomas C. Howd, the Registrant’s Senior Vice President, Customer Operations; and Daniel A. Richards, the Registrant’s Vice President, Engineering. Each of the foregoing is an executive officer of the Registrant.
     In connection with the filing of the Registration Statement, the Registrant’s officers, directors and certain other stockholders holding approximately 12,526,220 shares of the Registrant’s common stock (after giving effect to the sale of the shares of common stock anticipated to be sold in the proposed offering) have entered into lock-up agreements with the underwriters pursuant to which, subject to certain exceptions, they have agreed not to sell or transfer their shares for a period ending 90 days after the date of the final prospectus in connection with the proposed offering, which period may be extended in limited circumstances. In addition, in connection with the Registrant’s initial public offering in October 2007, the lock-up period provided for in the lock-up agreements executed by the Registrant’s officers, directors and certain other stockholders, which was to expire on March 30, 2008, will be extended to April 13, 2008 as a result of the filing of the Registration Statement by the Registrant.
     The Registration Statement has been filed with the Securities and Exchange Commission, but has not yet been declared effective. The shares of common stock to be registered on the Registration Statement may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. Neither this Current Report on Form 8-K, nor the press release attached as an exhibit hereto, shall constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
     A copy of the press release announcing the filing of the Registration Statement is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit
No.	Description of Exhibit
99.1	Press Release issued by the Registrant on March 27, 2008 announcing filing of registration statement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTANT CONTACT, INC.
Date: March 27, 2008	By:	/s/ Robert P. Nault
Robert P. Nault
Vice President and General Counsel

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit
99.1	Press Release issued by the Registrant on March 27, 2008 announcing filing of registration statement.